Exhibit 4.1

NUMBER

S

SHARES

TransEnterix™

TransEnterix, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 89366M 30 0

THIS IS TO CERTIFY that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE $.001 EACH OF

TransEnterix, Inc. (hereinafter called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile signatures of the duly authorized officers of the Corporation.

Dated:

Countersigned and Registered:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
(Jersey City, N.J.)
Transfer Agent and Registrar

By

Authorized Officer

Joshua B. Weingard

Corporate Secretary

President and Chief Executive Officer

AMERICAN BANK NOTE COMPANY

ABnote North America
711 ARMSTRONG LANE, COLUMBIA, TN 38401
(931) 388-3003
SALES: HOLLY GRONER 931-490-7660

PROOF OF: DECEMBER 12, 2019
TRANSENTEERIX, INc.
WO - 19000476 FACE
OPERATOR: DKS
NEW

COLORS SELECTED FOR PRINTING: BLACK WITH SILVER OVERPRINT.

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ☐OK AS IS ☐OK WITH CHANGES ☐MAKE CHANGES AND SEND ANOTHER PROOF

PREVIOUSLY PRINTED CERTIFICATE SCANNED FOR PROOFING

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM – as tenants in common UNIF GIFT MIN ACT – Custodian TEN ENT – as tenants by the entireties (Cust) (Minor) under Uniform Gifts to Minors JT TEN – as joint tenants with right of survivorship Act and not as tenants in common (State) Additional abbreviations may also be used though not in the above list. Signature(s) Guaranteed: THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. ABnote North America PROOF OF: DECEMBER 12, 2019 711 ARMSTRONG LANE, COLUMBIA, TN 38401 WO - 19000476 BACK TRANSENTERIX, INC. (931) 388-3003 OPERATOR: DKS SALES: HOLLY GRONER 931-490-7660 NEW NO CHANGES TO BACK SHOWN FOR PROOF ONLY PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF for value received hereby sell assign and transfer Please insert social security of other identifying number of assignee please typewrite name and address shares of the stock represented by the within certificate and do hereby irrevocably constitute and appoint attorney to transfer the same on the books of the within-named corporation, with full power of substitution in the promises. Dated